                                                         Exhibit 5

                                      January 24, 1997


Strategic Diagnostics Inc.
128 Sandy Drive
Newark, DE  19713

         Re:  Amended and Restated 1995 Stock Incentive Plan

Ladies and Gentlemen:

           You have requested our opinion, as counsel for Strategic Diagnostics Inc., a Delaware corporation formerly known as EnSys Environmental Products, Inc. (the "Company"), in connection with its Registration Statement on Form S-8 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), being filed by the Company with the Securities and Exchange Commission, respecting the offering of up to 1,700,000 shares of the Company's common stock, par value $.01 per share (the "Shares"), which may be issued by the Company upon exercise of options granted or available for grant under the Company's Amended and Restated 1995 Stock Incentive Plan (the "Plan").

           We have examined such records and documents and made such examination of law as we have deemed relevant in connection with this opinion. Based upon such examination, it is our opinion that when there has been compliance with the Act and applicable state securities laws, the Shares, when issued, delivered and paid for upon exercise of the options granted under the Plan, and in the manner described in the Plan, will be validly issued, fully paid and nonassessable.

           We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Exhibits" in the Registration Statement. In doing so, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Strategic Diagnostics Inc.
Page 2
January 24, 1997



                                      Very truly yours,

                                      PEPPER, HAMILTON & SCHEETZ


                                      By: /s/ Michael P. Gallagher
                                          -------------------------
                                                  A Partner